Exhibit 99.1

Puerto Rico Contact:
Marilyn Santiago-Colón,
Oriental Financial Group Inc.
(787) 993-4648
U.S. Contact:
Steven Anreder and Gary Fishman,
Anreder & Company
(212) 532-3232

ORIENTAL FINANCIAL GROUP REPORTS RESULTS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2008
SAN JUAN, Puerto Rico, November 13, 2008 — Oriental Financial Group Inc. (NYSE: OFG) today announced results for the third quarter ended September 30, 2008.
The Group reported a loss of $46.1 million, or ($1.89) per share (diluted), which includes three previously reported items: (i) an other-than-temporary impairment (OTTI) non-cash loss of $55.8 million, net of tax ($2.29 per diluted share); (ii) a net of tax loss of $4.1 million ($0.17 per diluted share), in connection with derivative transactions under option agreements in which the recoverability from the counterparty (Lehman Brothers Finance S.A.) is uncertain; and (iii) an income tax benefit of $500,000 ($0.02 per share), for the reassessment of the valuation allowance for the Group’s deferred tax asset.
Excluding these items, the Company had income available to common shareholders of $13.4 million, equal to $0.55 per share (diluted), an increase of 83.6% over the year ago quarter’s $7.3 million, equal to $0.30 per share (diluted).
Commentary and Outlook
Commenting on the Group’s operating results, José Rafael Fernández, President and Chief Executive Officer, said, “During the third quarter we continued to focus on increasing credit quality, minimizing risk and maintaining a capital position comfortably in excess of regulatory requirements, all of which we accomplished. Combined with the strategies we already had in place, we continued to perform well.”
“While our investment securities portfolio increased year over year, it declined during the third quarter, mainly as a result of repayments of securities in both the held-to-maturity and the available-for-sale portfolios, which we did not replace because of turbulent market conditions. Similarly, while loan balances and originations are up year over year due to our improving competitive position, we continued to take a conservative approach toward production during the quarter. And while the local economic situation is still soft, we maintained a good level of non-interest banking and financial services revenue.
“As a result, income available to common shareholders, excluding previously mentioned charges and tax benefit, was up strongly for the quarter, and net interest income and margin were significantly better than last year. The provision for loan losses is level with the second quarter of 2008, and we have continued to increase our allowance coverage ratios while maintaining a low level of net credit losses. Non-performing loans declined, albeit slightly, for the second quarter in a row. We believe we are well positioned to continue to benefit from our strategies in the quarters ahead.”
Third Quarter 2008 Income Statement
Net interest income of $28.0 million increased 42.7% from the year ago quarter, reflecting higher overall yield (5.67% versus 5.59%) and average interest-earning assets (up 11.6%) combined with lower average rates paid on deposits and borrowings (4.04% versus 4.40%). Net interest margin increased to 1.88% as compared to 1.46% in the year ago quarter. On a tax-equivalent basis, the net interest margin increased to 3.74% as compared to 3.03% in the year ago quarter.
Total banking and financial service revenues of $6.3 million declined from the year ago and trailing quarter, but are up 1.3% year to date. Oriental’s high level of financial services revenue reflects the Group’s focus on financial planning for mid and high net worth clients. Assets under management, which generate recurring fees, totaled $3.08 billion at September 30, 2008, an increase of 1.9% from a year ago and a reduction of only 4.8% from June 30, 2008, despite 2008’s sharp decline in the stock and bond markets.
Non-interest expenses of $18.2 million increased 10.1% from the year ago quarter, but only nominally from the previous quarter. The efficiency ratio improved to 53.03% from 62.65% in the year ago quarter.
September 30, 2008 Balance Sheet Highlights
Total interest earning assets of approximately $5.74 billion increased 2.4% over a year ago and declined 2.1% from the end of the previous quarter. Year over year growth reflects management’s strategy of supplementing the loan originations in 2007 with the purchase of investment securities at a favorable spread.
Approximately 84% of Oriental’s investment portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC, or GNMA and U.S. agency senior debt obligations, and thus backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government (82%), and Puerto Rico Government and agency obligations (2%). The remaining 16% consists of investment grade non-agency collateralized mortgage obligations (13%), the majority of which are backed by prime fixed-rate residential mortgage collateral, and structured credit investments (3%).
Total net loans increased 1.9% year over year and were approximately level with the end of the preceding quarter. Mortgage loan production for the quarter of $56.1 million was 120.4% greater than in the year ago quarter. The average FICO score was 719 and the average loan to value ratio was 83% on the mortgage loans originated in the third quarter. Commercial loan production increased 68.8% over the year ago quarter.

Oriental continued to change its funding mix during the third quarter, using wholesale certificates of deposit as a more economical and flexible alternative for replacing higher cost retail deposits and short-term repurchase agreements. As a result, deposits of $1.51 billion increased 19.1% year over year and 1.4% from the preceding quarter, while borrowings of $4.13 billion declined 2.1% year over year and 2.0% from the preceding quarter. The mix change, along with lower interest rates, helped reduce total interest expense as compared to the previous quarter. The change in the composition of retail deposits largely reflects the conversion in the third quarter of the Oriental Money savings and checking account to an interest-bearing checking account.
Credit Quality
Non-performing loans of $68.6 million at September 30, 2008 were down slightly on a sequential basis. Foreclosed properties increased to $8.2 million from $4.9 million at June 30, 2008. Net credit losses year to date are up $250,000, to $3.3 million, representing 0.36% of average loans outstanding versus 0.32% in the comparable 2007 period. The allowance for loan losses stood at $12.5 million (1.01% of total loans) at September 30, 2008, compared to $11.9 million (0.97% of total loans) at June 30, 2008.
Based on historical performance, the Group does not expect its non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. The Group follows a sound residential mortgage lending policy, with more than 90% of its residential mortgage loan portfolio consisting of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk generally associated with subprime loans. Furthermore, the Group has not been active in negative amortization loans or adjustable rate mortgage loans.
Capital
Stockholders’ equity of $242.0 million at September 30, 2008 is down $59.1 million from June 30, 2008. The change primarily reflects the OTTI charge, a reduction in the fair value of other available-for-sale securities recorded as part of other comprehensive income, and dividends declared on common and preferred stock, partially offset by net income from operations.
The Group maintains capital ratios comfortably in excess of regulatory requirements. At September 30, 2008, the Leverage Capital Ratio was 5.98% (1.5 times the minimum of 4.00%), the Tier I Risk-Based Capital Ratio was 15.93% (4.0 times the minimum of 4.00%), and the Total Risk-Based Capital Ratio was 16.49% (2.1 times the minimum of 8.00%).
Non-GAAP Financial Measures
From time to time, the Group uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Group presents non-GAAP measurements when we believe that the additional information is useful and meaningful to investors. Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measurements is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported and discussed our results of operations herein both with and without the effect of impairment charges and tax benefit in the September 2008 quarter. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see the financial trends for our continuing business.
10-Q Filing
After receiving an extension from the SEC, the Group expects to file its Form 10-Q for the third quarter of 2008 on Monday, November 17, 2008.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 44th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 23 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OGF)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
	30-Sep-08	30-Sep-07%		30-Jun-08	30-Sep-08	30-Sep-07%
Summary of Operations (Dollars in thousands, except per share data):

Interest Income:
Loans	$19,971	$21,699	-8.0%	$19,682	$59,481	$65,862	-9.7%
Investment securities and other	64,773	53,227	21.7%	65,476	192,522	141,364	36.2%

Total interest income	84,744	74,926	13.1%	85,158	252,003	207,226	21.6%

Interest Expense:
Deposits	12,202	13,561	-10.0%	12,265	36,746	39,409	-6.8%
Securities sold under agreements to repurchase	40,456	37,405	8.2%	40,208	120,904	106,739	13.3%
Other borrowed funds	4,045	4,310	-6.1%	4,250	12,818	10,350	23.8%

Total interest expense	56,703	55,276	2.6%	56,723	170,468	156,498	8.9%

Net interest income	28,041	19,650	42.7%	28,435	81,535	50,728	60.7%
Provision for loan losses	1,950	1,614	20.8%	1,980	5,580	4,064	37.3%

Net interest income after provision for loan losses	26,091	18,036	44.7%	26,455	75,955	46,664	62.8%

Non-Interest Income:
Financial service revenues	3,756	3,737	0.5%	4,500	12,496	12,629	-1.1%
Banking service revenues	1,406	1,862	-24.5%	1,395	4,328	6,001	-27.9%
Investment banking revenues	200	113	77.0%	12	950	113	740.7%
Mortgage banking activities	910	1,010	-9.9%	545	2,461	1,242	98.1%

Total banking and financial service revenues	6,272	6,722	-6.7%	6,452	20,235	19,985	1.3%
Net gain (loss) on:
Sale of securities available-for-sale	386	—	100.0%	198	9,908	358	2667.6%
Other than temporary impairments	(58,804)	—	-100.0%	—	(58,804)	—	-100.0%
Derivatives	(5,522)	154	-3686.0%	228	(13,247)	8,538	-255.2%
Other investments	16	297	-94.6%	16	132	1,083	-87.8%
Trading securities	(31)	(2)	-1450.0%	16	(32)	—	-100.0%
Foreclosed real estate	58	(59)	198.3%	(260)	(452)	8	-5750.0%
Other	609	22	2668.2%	—	608	88	590.9%

Total non-interest income (loss), net	(57,016)	7,134	-899.2%	6,650	(41,652)	30,060	-238.6%

Non-Interest Expenses:
Compensation and employee benefits	7,742	7,561	2.4%	7,824	23,281	21,222	9.7%
Occupancy and equipment	3,561	3,045	16.9%	3,365	10,213	9,381	8.9%
Professional and service fees	2,457	1,543	59.2%	2,267	6,604	5,316	24.2%
Advertising and business promotion	847	1,069	-20.8%	836	2,757	2,980	-7.5%
Directors and investor relations	273	308	-11.4%	303	854	1,608	-46.9%
Loan servicing expenses	352	349	0.9%	339	1,022	1,412	-27.6%
Taxes, other than payroll and income taxes	644	607	6.1%	607	1,862	1,543	20.7%
Electronic banking charges	428	431	-0.7%	396	1,242	1,346	-7.7%
Clearing and wrap fees expenses	294	321	-8.4%	313	901	997	-9.6%
Communication	314	354	-11.3%	325	964	1,001	-3.7%
Insurance	618	210	194.3%	579	1,799	638	182.0%
Printing, postage, stationery and supplies	214	177	20.9%	245	736	568	29.6%
Other	453	547	-17.2%	681	1,772	1,815	-2.4%

Total non-interest expenses	18,197	16,522	10.1%	18,080	54,007	49,827	8.4%

Income (loss) before income taxes	(49,122)	8,648	-668.0%	15,025	(19,704)	26,897	-173.3%
Income tax expense (benefit)	(4,226)	196	-2256.1%	598	(6,083)	1,007	-704.1%

Net income (loss)	(44,896)	8,452	-631.2%	14,427	(13,621)	25,890	-152.6%
Less: Dividends on preferred stock	(1,200)	(1,200)	—	(1,200)	(3,601)	(3,601)	—

Income (loss) available to common shareholders	$(46,096)	$7,252	-735.6%	$13,227	$(17,222)	$22,289	-177.3%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OGF)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
	30-Sep-08	30-Sep-07%		30-Jun-08	30-Sep-08	30-Sep-07%
(Dollars in thousands, except per share data):
EARNINGS (LOSSES) PER SHARE
Basic	($1.90)	$0.30	-733.3%	$0.54	($0.71)	$0.91	-178.0%

Diluted	($1.89)	$0.30	-730.0%	$0.54	($0.71)	$0.91	-178.0%

COMMON STOCK DATA
Average common shares outstanding	24,292	24,230	0.3%	24,290	24,249	24,396	-0.6%
Average potential common shares-options	82	31	164.5%	94	100	110	-9.1%

Total average shares outstanding and equivalents	24,374	24,261	0.5%	24,384	24,349	24,506	-0.6%

Cash dividends per share of common stock	$0.14	$0.14	—	$0.14	$0.42	$0.42	—

Cash dividends declared on common shares	$3,402	$3,377	0.7%	$3,404	$10,206	$10,235	-0.3%

Pay-out ratio	-7.37%	46.67%	-115.8%	25.93%	-59.15%	46.15%	-228.2%

SELECTED FINANCIAL DATA
PERFORMANCE RATIOS:
Return on average assets	-2.99%	0.59%	-606.8%	0.95%	-0.30%	0.66%	-145.5%

Return on average common equity	-88.58%	11.17%	-893.1%	20.65%	-8.97%	11.20%	-180.1%

Efficiency ratio	53.03%	62.65%	-15.4%	51.82%	53.07%	70.47%	-24.7%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.67%	5.59%	1.4%	5.69%	5.64%	5.56%	1.4%
Tax equivalent adjustment	1.87%	1.56%	19.9%	1.88%	1.86%	1.52%	22.4%

Interest-earning assets — tax equivalent	7.54%	7.15%	5.5%	7.57%	7.50%	7.08%	5.9%
Interest-bearing liabilities	4.04%	4.40%	-8.2%	4.01%	4.08%	4.46%	-8.5%

Tax equivalent interest rate spread	3.50%	2.75%	27.3%	3.56%	3.42%	2.62%	30.5%

Tax equivalent interest rate margin	3.74%	3.03%	23.4%	3.78%	3.69%	2.88%	28.1%

NORMAL SPREAD
Investments	5.45%	5.19%	5.0%	5.48%	5.40%	5.06%	6.7%
Loans	6.52%	6.92%	-5.8%	6.52%	6.57%	7.03%	-6.5%

Interest-earning assets	5.67%	5.59%	1.4%	5.69%	5.64%	5.56%	1.4%

Deposits	3.41%	4.29%	-20.5%	3.44%	3.62%	4.19%	-13.6%
Borrowings	4.26%	4.43%	-3.8%	4.20%	4.23%	4.56%	-7.2%
Interest-bearing liabilities	4.04%	4.40%	-8.2%	4.01%	4.08%	4.46%	-8.5%

Interest rate spread	1.63%	1.19%	37.0%	1.68%	1.56%	1.10%	41.8%

Interest rate margin	1.88%	1.46%	28.8%	1.90%	1.82%	1.36%	33.8%

AVERAGE BALANCES
Investments	$4,756,244	$4,104,277	15.9%	$4,776,560	$4,749,345	$3,722,042	27.6%
Loans	1,224,318	1,253,760	-2.3%	1,208,098	1,207,872	1,248,967	-3.3%

Interest-earning assets	$5,980,562	$5,358,037	11.6%	$5,984,658	$5,957,217	$4,971,009	19.8%

Deposits	$1,429,759	$1,264,282	13.1%	$1,427,904	$1,354,863	$1,252,790	8.1%
Borrowings	4,182,375	3,763,340	11.1%	4,236,568	4,210,306	3,424,695	22.9%

Interest-bearing liabilities	$5,612,134	$5,027,622	11.6%	$5,664,472	$5,565,169	$4,677,485	19.0%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OGF)

	AS OF
	30-Sep-08	30-Sep-07%		30-Jun-08	31-Dec-07
(Dollars in thousands)
BALANCE SHEET

Cash and due from banks	$40,382	$74,885	-46.1%	$56,486	$88,983

Interest-earning assets:
Investments:
Trading securities	1,061	240	342.1%	1,311	1,122
Investment securities available-for-sale, at fair value with amortized cost of $3,403,608 (September 30, 2007-$2,832,329; June 30, 2008- $3,467,005; December 31, 2007-$3,063,763)	3,307,820	2,829,171	16.9%	3,382,307	3,069,282
Investment securities held-to-maturity, at amortized cost with fair value of $1,171,853 (September 30, 2007-$1,526,876; June 30, 2008- $1,198,736; December 31, 2007-$1,478,112)	1,191,671	1,555,671	-23.4%	1,238,147	1,492,887
Federal Home Loan Bank (FHLB) stock, at cost	19,812	21,387	-7.4%	22,062	20,658
Other investments	150	1,613	-90.7%	150	1,661

Total investments	4,520,514	4,408,082	2.6%	4,643,977	4,585,610

Loans:
Mortgage loans	1,003,022	998,393	0.5%	995,085	989,487
Commercial loans, mainly secured by real estate	177,687	159,477	11.4%	170,844	157,198
Consumer loans	23,832	30,008	-20.6%	25,479	29,245

Loans receivable, gross	1,204,541	1,187,878	1.4%	1,191,408	1,175,930
Less: Deferred loan fees, net	(3,389)	(2,927)	-15.8%	(3,488)	(2,875)

Loans receivable	1,201,152	1,184,951	1.4%	1,187,920	1,173,055
Allowance for loan losses	(12,466)	(9,055)	-37.7%	(11,885)	(10,161)

Loans receivable, net	1,188,686	1,175,896	1.1%	1,176,035	1,162,894
Mortgage loans held for sale	31,152	21,607	44.2%	42,122	16,672

Total loans, net	1,219,838	1,197,503	1.9%	1,218,157	1,179,566

Total interest-earning assets	5,740,352	5,605,585	2.4%	5,862,134	5,765,176

Securities sold but not yet delivered	4,857	45,866	-89.4%	—	—
Accrued interest receivable	38,104	33,162	14.9%	42,842	52,315
Premises and equipment, net	20,911	20,124	3.9%	21,378	21,779
Deferred tax asset, net	22,577	14,136	59.7%	17,249	10,362
Foreclosed real estate	8,220	4,349	89.0%	4,906	4,207
Investment in equity indexed options	13,548	36,738	-63.1%	27,641	40,709
Prepaid expenses	4,516	3,214	40.5%	5,004	2,645
Mortgage tax credits	6,439	—	100.0%	4,992	69
Goodwill	2,006	2,006	—	2,006	2,006
Investment in Statutory Trusts	1,086	1,086	—	1,086	1,086
Servicing asset	3,004	2,213	35.7%	2,934	2,526
Accounts receivable and other assets	8,664	13,825	-37.3%	11,521	7,992

Total assets	$5,914,666	$5,857,189	1.0%	$6,060,179	$5,999,855

Interest-bearing liabilities:
Deposits:
Non-interest bearing demand deposits	$56,883	$43,065	32.1%	$55,936	$49,998
Interest-bearing demand deposits	395,188	67,107	488.9%	68,204	69,154
Savings accounts	59,250	338,128	-82.5%	407,911	387,790
Individual retirement accounts	285,635	314,851	-9.3%	293,354	317,744
Retail certificates of deposit	267,383	208,566	28.2%	271,554	232,239

Total Retail Deposits	1,064,339	971,717	9.5%	1,096,959	1,056,925
Wholesale certificates of deposit	448,450	297,988	50.5%	395,460	189,495

Total deposits	1,512,789	1,269,705	19.1%	1,492,419	1,246,420

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OGF)

	AS OF
	30-Sep-08	30-Sep-07%		30-Jun-08	31-Dec-07
(Dollars in thousands)
Borrowings:
Federal funds purchased and other short term borrowings	41,026	27,246	50.6%	41,583	27,460
Securities sold under agreements to repurchase	3,770,755	3,809,709	-1.0%	3,810,752	3,861,411
Advances from FHLB	281,724	348,114	-19.1%	331,895	331,898
Term notes	5,000	—	100.0%	—	—
Subordinated capital notes	36,083	36,083	—	36,083	36,083

Total borrowings	4,134,588	4,221,152	-2.1%	4,220,313	4,256,852

Total interest-bearing liabilities	5,647,377	5,490,857	2.9%	5,712,732	5,503,272

Securities purchased but not yet received	—	—	—	23,103	111,431
Accrued expenses and other liabilities	25,271	24,537	3.0%	23,177	25,691

Total liabilities	5,672,648	5,515,394	2.9%	5,759,012	5,640,394

Preferred Equity	68,000	68,000	—	68,000	68,000

Common Equity:
Common stock	25,738	25,556	0.7%	25,736	25,557
Additional paid-in capital	212,511	210,006	1.2%	212,282	210,073
Legal surplus	38,992	39,298	-0.8%	43,533	40,573
Retained earnings	19,449	35,773	-45.6%	64,406	45,296
Treasury stock, at cost	(17,142)	(17,042)	-0.6%	(17,136)	(17,023)
Accumulated other comprehensive loss	(105,530)	(19,796)	-433.1%	(95,654)	(13,015)

Total common equity	174,018	273,795	-36.4%	233,167	291,461

Stockholders’ equity	242,018	341,795	-29.2%	301,167	359,461

Total liabilities and stockholders’ equity	$5,914,666	$5,857,189	1.0%	$6,060,179	$5,999,855

CAPITAL RATIOS
Leverage Capital Ratio	5.98%	6.79%	-11.9%	6.80%	6.69%
Minimum Leverage Capital Ratio Required		4.00%	4.00%	4.00%	4.00%
Actual Tier 1 Capital	$359,165	$385,661	-6.9%	$413,767	$396,309
Minimum Tier 1 Capital Required	$240,281	$227,342	5.7%	$243,414	$236,847

Tier 1 Risk-Based Capital Ratio	15.93%	17.77%	-10.4%	17.26%	18.59%
Minimum Tier 1 Risk-Based Capital Ratio Required		4.00%	4.00%	4.00%	4.00%
Actual Tier 1 Risk-Based Capital	$359,165	$385,661	-6.9%	$413,767	$396,309
Minimum Tier 1 Risk-Based Capital Required	$90,168	$86,817	3.9%	$95,867	$85,292

Total Risk-Based Capital Ratio	16.49%	18.19%	-9.3%	17.76%	19.06%
Minimum Total Risk-Based Capital Ratio Required		8.00%	8.00%	8.00%	8.00%
Actual Total Risk-Based Capital	$371,631	$394,716	-5.8%	$425,652	$406,470
Minimum Total Risk-Based Capital Required	$180,336	$173,634	3.9%	$191,735	$170,583

Tangible Total Equity to Total Assets	4.06%	5.80%	-30.0%	4.94%	5.96%
Tangible Common Equity to Total Assets	2.91%	4.64%	-37.3%	3.81%	4.82%

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	24,293	24,119	0.7%	24,292	24,121

Book value per common share	$7.16	$11.35	-36.9%	$9.60	$12.08

Trust Assets Managed	$1,839,702	$1,927,409	-4.6%	$1,936,804	$1,962,226
Broker-Dealer Assets Gathered	1,236,760	1,090,255	13.4%	1,294,010	1,281,168

Total Assets Managed	3,076,462	3,017,664	1.9%	3,230,814	3,243,394
Assets owned	5,914,666	5,857,189	1.0%	6,060,179	5,999,855

Total financial assets managed and owned	$8,991,128	$8,874,853	1.3%	$9,290,993	$9,243,249

Number of financial centers	23	24	-4.2%	24	24

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OGF)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
	30-Sep-08	30-Sep-07%		30-Jun-08	30-Sep-08	30-Sep-07%
(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$56,109	$25,461	120.4%	$75,549	$176,236	$111,766	57.7%
Mortgage loans purchased	—	52,563	-100.0%	482	5,173	101,242	-94.9%

Total mortgage	56,109	78,024	-28.1%	76,031	181,409	213,008	-14.8%

Commercial	10,894	6,454	68.8%	15,171	41,802	26,987	54.9%
Consumer	947	2,597	-63.5%	1,421	3,601	5,731	-37.2%

Total loan production and purchases	$67,950	$87,075	-22.0%	$92,623	$226,812	$245,726	-7.7%

CREDIT DATA
Net credit losses (recoveries):
Mortgage	$648	$248	161.3%	$314	$1,128	$1,274	-11.5%
Commercial	54	248	-78.2%	141	182	241	-24.5%
Consumer	667	495	34.7%	732	1,965	1,510	30.1%

Total net credit losses	$1,369	$991	38.1%	$1,187	$3,275	$3,025	8.3%

Net credit losses to average loans outstanding	0.45%	0.32%	40.6%	0.39%	0.36%	0.32%	12.5%

	AS OF
	30-Sep-08	30-Sep-07%		30-Jun-08
Allowance for loan losses	$12,466	$9,055	37.70%	$11,885

Allowance coverage ratios:
Allowance for loan losses to total loans	1.01%	0.75%	34.67%	0.97%

Allowance for loan losses to non-performing loans	18.16%	14.72%	23.40%	17.27%

Allowance for loan losses to non-residential non-performing loans	301.99%	316.28%	-4.50%	299.67%

Non-performing assets summary:
Mortgage	$64,513	$58,664	10.00%	$64,867
Commercial, mainly real estate	3,308	2,257	46.60%	3,026
Consumer	820	606	35.30%	940

Non-performing loans	68,641	61,527	11.60%	68,833
Foreclosed properties	8,220	4,349	89.00%	4,906
Non-performing assets	$76,861	$65,876	16.70%	$73,739

Non-performing loans to total loans	5.57%	5.10%	9.20%	5.60%

Non-performing loans to total assets	1.16%	1.05%	10.50%	1.14%

Non-performing assets to total assets	1.30%	1.12%	16.10%	1.22%

Non-performing assets to total capital	31.76%	19.27%	64.80%	24.48%